UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2010

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by Item 5.02(b) is discussed under Item 5.07 below and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 24, 2010, Hines Real Estate Investment Trust, Inc. (referred to herein as “we” or “our”) held its annual meeting of stockholders. At the annual meeting, our stockholders (1) elected the seven nominees listed below to serve as directors for a term ending at the 2011 annual meeting of stockholders, and each will continue in office until his successor has been duly elected and qualifies, or until his earlier death, removal, resignation or retirement, and (2) ratified the selection of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively “Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The voting results for each of the seven persons nominated to serve as directors are as follows:

	For	Against	Authority Withheld or Abstained from Voting
Jeffrey C. Hines	106,801,592	—	3,522,044
C. Hastings Johnson	106,756,042	—	3,567,593
Charles M. Baughn	106,788,526	—	3,535,110
Thomas A. Hassard	106,778,419	—	3,545,217
Lee A. Lahourcade	106,600,600	—	3,723,036
Stanley D. Levy	106,681,530	—	3,642,106
Paul B. Murphy Jr.	106,758,454	—	3,565,182

As previously reported, George A. Davis notified our board of directors of his intent to terminate his service as one of our independent directors when his term expired on the date of our 2010 annual meeting of stockholders.   Accordingly, at the annual meeting, Lee A. Lahourcade was elected to replace Mr. Davis as an independent director on the board.

With respect to the proposal to ratify the selection of Deloitte & Touche, stockholders holding 106,755,143 shares voted in favor of the proposal, stockholders holding 969,439 shares voted against the proposal and stockholders holding 2,599,053 shares abstained from voting on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

August 30, 2010                                                        By:   /s/ Ryan T. Sims
Name:  Ryan T. Sims
Title:    Chief Accounting Officer